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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BALL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 28, 2004

        The Annual Meeting of Shareholders of Ball Corporation will be held at the Corporation's offices, 10 Longs Peak Drive, Broomfield, Colorado, on Wednesday, April 28, 2004, at 9:00 a.m. (MDT) for the following purposes:

  1.
  To elect four directors for three-year terms expiring at the Annual Meeting of Shareholders to be held in 2007;

  2.
  To ratify the appointment of PricewaterhouseCoopers LLP as independent auditor for the Corporation for 2004;

  3.
  To transact any other business as properly may come before the meeting, although it is anticipated that no business will be conducted other than the matters listed above.

        Only holders of Common Stock of record at the close of business March 1, 2004, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

        A Proxy Statement appears on the following pages. A copy of the Annual Report for 2003 is being mailed to you with this Notice of Annual Meeting of Shareholders and Proxy Statement.

By Order of the Board of Directors
David A. Westerlund Corporate Secretary

March 22, 2004
Broomfield, Colorado

YOUR VOTE IS IMPORTANT

You are urged to complete, sign, date and return promptly your proxy in the enclosed postage-paid envelope, or submit your proxy via the telephone or Internet, as soon as possible, so that your shares can be voted at the meeting in accordance with your instructions.

PLEASE NOTE: The 2004 Annual Meeting will be held to tabulate the votes cast and to report the results of voting on the items described above. No presentations or other business matters are planned for the meeting.

Ball and are trademarks of Ball Corporation, Reg. U.S. Pat. & Tm. Office

BALL CORPORATION
10 Longs Peak Drive, Broomfield, Colorado 80021-2510

PROXY STATEMENT
March 22, 2004

ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD WEDNESDAY, APRIL 28, 2004

To Shareholders of Ball Corporation:

        This Proxy Statement and the accompanying proxy card are furnished to shareholders in connection with the solicitation by the Board of Directors of Ball Corporation of proxies to be voted at the Annual Meeting of Shareholders to be held April 28, 2004, for the purposes stated in the accompanying notice of the meeting.

        Please complete, sign, date and return your proxy card, or submit your proxy via the telephone or Internet, as soon as possible, so that your shares can be voted at the meeting. Any Ball Corporation shareholder of record desiring to submit a proxy by telephone or via the Internet will be required to enter the unique voter control number imprinted on the Ball Corporation proxy card, and therefore should have the card for reference when initiating the process.

  •
  To submit your proxy by telephone, call 1-877-779-8683 on a touch-tone telephone, and follow the simple menu instructions provided. There is no charge for this call.

  •
  To submit your proxy over the Internet, log on to the website at http://www.eproxyvote.com/bll and follow the simple instructions provided.

Similar instructions are included on the enclosed proxy card.

        A shareholder of the Corporation may revoke a proxy at any time by sending written notice of revocation to the Corporate Secretary; by voting again by telephone, via the Internet or in writing; or by voting in person at the meeting.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

        At the close of business on March 1, 2004, there were outstanding 56,527,149 shares of Common Stock (including the associated preferred stock purchase rights under the Rights Agreement dated as of January 24, 1996, between the Corporation and EquiServe Trust Company, N.A.). Other than 25,733 shares of Common Stock granted as restricted stock without voting rights, each of the shares of Common Stock is entitled to one vote. Shareholders do not have cumulative voting rights with respect to the election of directors.

        Based on Schedule 13G filings with the Securities and Exchange Commission ("SEC"), the following table indicates the beneficial owners of more than 5 percent of the Corporation's outstanding Common Stock as of December 31, 2003:

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
Iridian Asset Management LLC 276 Post Road West, Suite 100 Westport, CT 06880-4704	5,183,342	(1)	9.2
Janus Capital Management LLC 100 Fillmore Street Denver, CO 80206-4923	5,101,182	(2)	9.1
Vanguard Fiduciary Trust Company 500 Admiral Nelson Boulevard Malvern, PA 19355	3,085,049	(3)	5.5
Lord Abbett & Co. 90 Hudson Street Jersey City, NJ 07302-3973	3,060,733	(4)	5.4

(1)
Jointly owned by the Governor and Company of the Bank of Ireland, IBI Interfunding, BancIreland/First Financial, Inc., BIAM (US) Inc., pursuant to a joint filing agreement dated February 5, 2004. The shares are held with shared voting and dispositive power.

(2)
Janus Capital has an indirect 100 percent ownership stake in Bay Isle Financial LLC ("Bay Isle") and an indirect 77.5 percent ownership stake in Enhanced Investment Technologies LLC ("INTECH"). Due to the above ownership structure, holdings for Janus Capital, Bay Isle and INTECH are aggregated for purposes of this filing. Janus Capital, Bay Isle and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as "Managed Portfolios").

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 4,886,140 shares or 8.7 percent of the shares outstanding of Ball Corporation Common Stock held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. Shares are held with sole voting and dispositive power.

As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, INTECH may be deemed to be the beneficial owner of 215,042 shares or 0.4 percent of the shares outstanding of Ball Corporation Common Stock held by such Managed Portfolios. However, INTECH does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The above shares are held with shared voting and dispositive power.

(3)
These shares are held with shared voting and dispositive power.

(4)
These shares are held with sole voting and dispositive power.

        The following table lists the beneficial ownership, as of the close of business on March 1, 2004, of Common Stock of the Corporation by director nominees, continuing directors, the Chief Executive Officer and the four other most highly compensated executive officers and, as a group, of such persons and other executive officers.

Title of Class	Name of Beneficial Owner	Shares Beneficially Owned(1)		Percent of Class(2)
Common	Howard M. Dean	52,119	(3)	*
Common	Hanno C. Fiedler	45,004	(4)	*
Common	R. David Hoover	724,709	(5)	1.3
Common	John F. Lehman	51,409	(6)	*
Common	Leon A. Midgett	94,936	(7)	*
Common	Jan Nicholson	94,475	(8)	*
Common	Raymond J. Seabrook	235,930	(9)	*
Common	George A. Sissel	268,528	(10)	*
Common	Theodore M. Solso	16,599	(11)	*
Common	William P. Stiritz	557,910	(12)	1.0
Common	Stuart A. Taylor II	35,557	(13)	*
Common	Erik H. van der Kaay	0		*
Common	David A. Westerlund	235,165	(14)	*
Common	All of the above and present executive officers as a group (19)	2,862,030	(15)	5.1

(1)
Full voting and dispositive investment power, unless otherwise noted.
(2)
* Indicates less than 1 percent ownership.
(3)
Includes 500 shares owned by Mr. Dean's wife, as to which he disclaims beneficial ownership, and 16,000 shares that he may acquire during the next 60 days upon the exercise of stock options.
(4)
Includes 23,333 shares of restricted stock without voting rights. Voting rights attach to the shares as the restrictions lapse.
(5)
Includes 150,154 shares held in trust for Mr. Hoover's wife, as to which he disclaims beneficial ownership, and 399,500 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 55,112 stock units equivalent to 55,112 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(6)
Includes 16,000 shares that Mr. Lehman may acquire during the next 60 days upon the exercise of stock options. Also includes 468 stock units equivalent to 468 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(7)
Includes 42,500 shares that Mr. Midgett may acquire during the next 60 days upon the exercise of stock options. Also includes 9,016 stock units equivalent to 9,016 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(8)
Includes 22,000 shares that Ms. Nicholson may acquire during the next 60 days upon the exercise of stock options. Also includes 468 stock units equivalent to 468 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(9)
Includes 1,600 shares owned by Mr. Seabrook's children, as to which he disclaims beneficial ownership, and 111,136 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 20,702 stock units equivalent to 20,702 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(10)
Includes 19,600 shares owned by Mr. Sissel's wife, as to which he disclaims beneficial ownership, and 122,000 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 39,101 stock units equivalent to 39,101 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(11)
Includes 1,000 shares that Mr. Solso may acquire during the next 60 days upon the exercise of stock options.
(12)
Includes 100,000 shares owned by Mr. Stiritz' wife, as to which he disclaims beneficial ownership, and 22,000 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 305 stock units equivalent to 305 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(13)
Includes 16,000 shares that Mr. Taylor may acquire during the next 60 days upon the exercise of stock options. Also includes 204 stock units equivalent to 204 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(14)
Includes 25,000 shares owned by Mr. Westerlund's wife, as to which he disclaims beneficial ownership, and 130,748 shares that he may acquire during the next 60 days upon the exercise of stock options. Also includes 21,318 stock units equivalent to 21,318 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.
(15)
Includes 23,790 additional stock units equivalent to 23,790 shares that have been deferred pursuant to the Ball Corporation 2000 Deferred Compensation Company Stock Plan with no voting rights or dispositive investment power.

VOTING ITEM 1—ELECTION OF DIRECTORS

        In 1985 the shareholders adopted the Amended Articles of Incorporation of Ball Corporation, dividing the Board of Directors ("Board") into three classes, as nearly equal in number as possible, with directors serving staggered three-year terms. On April 28, 2004, four persons are to be elected to serve as directors until 2007. Unless otherwise instructed on the proxy card, the persons named in the accompanying proxy intend to vote for nominees Hanno C. Fiedler, John F. Lehman, George A. Sissel and Erik H. van der Kaay to hold office as directors of the Corporation until the 2007 Annual Meeting of Shareholders, or, in each case until his respective successor is elected and qualified. All nominees have consented to be named as candidates in the Proxy Statement and have agreed to serve if elected. If, for any reason, any of the nominees become unavailable for election, the shares represented by proxies will be voted for any substitute nominee or nominees designated by the Board of Directors. The Board has no reason to believe that any of the nominees will be unable to serve.

        Frank A. Bracken, who has served as a director since 1995, has reached the retirement age for directors and is, therefore, ineligible to stand for reelection at the 2004 Annual Meeting. The Corporation wishes to express its appreciation to Mr. Bracken for his significant contributions to the Corporation and its shareholders during his tenure as a director.

        In accordance with Indiana Business Corporation Law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Abstentions and broker nonvotes are considered neither votes "for" nor "against." Proxies may not be voted for a greater number of persons than the four named nominees.

        Set forth for each director nominee in Class I and for each continuing director in Classes II and III are the director's principal occupation and employment during the past five years, the period during which the director has served as a director and certain other information.

DIRECTOR NOMINEES AND CONTINUING DIRECTORS

To Be Elected for a Term of Three Years Until the 2007 Annual Meeting (Class I)
Hanno C. Fiedler
Executive Vice President, Ball Corporation, since December 2002; Chairman and Chief Executive Officer, Ball Packaging Europe, since December 2002; Chairman and Chief Executive Officer, Schmalbach-Lubeca AG, 1996 to 2002. Age 58.
Director since 2002. Member, Finance Committee.

Mr. Fiedler serves on the Supervisory Boards of Thyssen Krupp Stahl AG, Duisburg, Germany; Pfleiderer AG and Pfleiderer Unternehmensverwaltung GmbH & Co. KG, both of Neumarkt, Germany; and Howaldtswerke-Deutsche Werft AG, Kiel, Germany.
John F. Lehman
	Chairman, J. F. Lehman & Company, New York, New York, since 1990; Chairman of the Board, OAO Technology Solutions, Inc., Greenbelt, Maryland, since 2001; Chairman of the Board, Sperry Marine Inc., Charlottesville, Virginia, 1993 to 1996; Managing Director, Investment Banking Division, PaineWebber Inc., New York, New York, 1988 to 1990; Secretary of the Navy, Washington, D.C., 1981 to 1987. Age 61.	Director since 1987. Member, Finance, Human Resources and Nominating/Corporate Governance Committees. Mr. Lehman is a director of OAO Technology Solutions, Inc., Greenbelt, Maryland.
George A. Sissel
	Chairman of the Board, Ball Corporation, January 2001 to April 2002; Chairman and Chief Executive Officer, January 1998 to January 2001; Chairman, President and CEO, 1996 to 1998; President and CEO, 1995 to 1996; various corporate positions, 1970 to 1996. Age 67.	Director since 1995. Member, Finance Committee. Mr. Sissel is a director of CIBER, Inc., Greenwood Village, Colorado, and First Merchants Corporation, Muncie, Indiana.
Erik H. van der Kaay
	Chairman of the Board, Symmetricom, Inc., October 2002 to October 2003; President, Chief Executive Officer, and Chairman of the Board, Datum, Inc., Irvine, California, April 1998 to October 2002 upon Symmetricom's acquisition of Datum. Age 63.	Director since 2004. Mr. van der Kaay is a director of Comarco, Inc., Irvine, California; RF Micro Devices, Greensboro, North Carolina; and TranSwitch Corporation, Shelton, Connecticut.
The Board of Directors recommends a vote FOR the election of each nominee for Director named above.
To Continue in Office Until the 2005 Annual Meeting (Class II)
William P. Stiritz
Chairman, Energizer Holdings, Inc., St. Louis, Missouri, since 2000, and Chairman, Ralcorp Holdings, Inc., St. Louis, Missouri, since 1994; Chairman, Ralston Purina Company, St. Louis, Missouri, 1997 to 2001; Chairman, Chief Executive Officer and President, Agribrands International, Inc., St. Louis, Missouri, 1998 to 2001; Chairman, President and Chief Executive Officer, Ralston Purina Company, 1982 to 1997. Age 69.
Director since 1983. Member, Audit, Human Resources and Nominating/Corporate Governance Committees.

Mr. Stiritz is a director of Energizer Holdings, Inc., May Department Stores Co., and Ralcorp Holdings, Inc., all of St. Louis, Missouri, and Vail Resorts Inc., Avon, Colorado.
Theodore M. Solso	Chairman and Chief Executive Officer, Cummins, Inc., Columbus, Indiana, since January 2000; President and Chief Operating Officer, 1995 to 2000. Age 57.
Director since 2003. Member, Human Resources and Nominating/ Corporate Governance Committees.

Mr. Solso is a director of Ashland Inc., Covington, Kentucky, and Irwin Financial Corporation, Columbus, Indiana.
Stuart A. Taylor II
	Chief Executive Officer, The Taylor Group L.L.C., Chicago, Illinois, since June 2001; Senior Managing Director, Bear, Stearns & Co. Inc., Chicago, Illinois, 1999 to 2001; Managing Director, CIBC World Markets, Chicago, Illinois, 1997 to 1999. Age 43.	Director since 1999. Member, Audit, Finance, Human Resources and Nominating/Corporate Governance Committees.
To Continue in Office Until the 2006 Annual Meeting (Class III)
Howard M. Dean	Chairman of the Board, Dean Foods Company, 1989 to April 2002; Chairman and Chief Executive Officer, 1989 to 2001; President and Chief Operating Officer, 1971 to 1989. Age 66.	Director since 1984. Member, Human Resources and Nominating/Corporate Governance Committees. Mr. Dean is a director of Yellow Roadway Corp., Overland Park, Kansas.
R. David Hoover
	Chairman, President and Chief Executive Officer, Ball Corporation, since April 2002; President and Chief Executive Officer, January 2001 to April 2002; Vice Chairman, President and Chief Operating Officer, April 2000 to January 2001; Vice Chairman, President and Chief Financial Officer, January 2000 to April 2000; Vice Chairman and CFO, 1998 to 2000; Executive Vice President and CFO, 1997 to 1998; Executive Vice President, CFO and Treasurer, 1996 to 1997; Executive Vice President and CFO, 1995 to 1996. Age 58.	Director since 1996. Member, Finance Committee. Mr. Hoover is a director of Energizer Holdings, Inc., St. Louis, Missouri, and Irwin Financial Corporation, Columbus, Indiana.
Jan Nicholson
	President, The Grable Foundation, Pittsburgh, Pennsylvania, since 1990; Managing Director, Strategic Risk Assessment, MBIA Insurance Corporation, Armonk, New York, 1998 to 2000; Managing Director, Research and Development, Capital Markets Assurance Corporation (CapMAC), New York, New York, 1994 to 1998; Vice President and Manager of Northeast Department for Citicorp Real Estate, New York, New York, 1990 to 1994. Age 58.	Director since 1994. Member, Audit and Finance Committees. Ms. Nicholson is a director of Radian Group, Philadelphia, Pennsylvania.

GOVERNANCE OF THE CORPORATION

Ball Corporation's Corporate Governance Guidelines

        The Board has established Corporate Governance Guidelines to comply with appropriate provisions of Section 303A of the New York Stock Exchange ("NYSE") Listing Company Manual which becomes effective for the Corporation on April 28, 2004. The Corporate Governance Guidelines are set forth on the Corporation's website at www.ball.com, under the caption, "Corporate Governance," under the tab, "Investor Relations." A copy may also be obtained upon request from the Corporation's Corporate Secretary.

The Ball Policies on Business Ethics and Conduct

        Ball established a Corporate Compliance Committee in 1993 chaired by a designated Compliance Officer. The Committee publishes a code of business ethics, which is in the form of the Business Ethics booklet. The Board has adopted a separate additional business ethics statement referred to as the Ball Corporation Executive Officers and Directors Business Ethics Statement ("Executive Officers and Directors Business Ethics Statement") designed to establish a foundation of principles requiring the highest level of ethical behavior toward achieving business success within the requirements of the law and the Corporation's policies and ethical standards. Copies of the Business Ethics booklet and the Executive Officers and Directors Business Ethics Statement are set forth on the Corporation's website at www.ball.com, under the caption, "Corporate Governance," under the tab, "Investor Relations." A copy may also be obtained upon request from the Corporation's Corporate Secretary.

Communications with Directors

        The Corporation has established means for shareholders or others to send communications to the Board. Persons interested in communicating with the Board, its individual directors, or its Committees may send communications in writing via the Corporate Secretary or the Chairman of the Board. The communication should be sent to the attention of the Corporate Secretary, Ball Corporation, by mail to P.O. Box 5000, Broomfield, Colorado 80038-5000 or facsimile transmission to 303-460-2127.

        In accordance with the NYSE and SEC requirements, the Corporation has established additional means for interested parties to send communications to the Board and selected Committees:

  •
  Any interested party may communicate directly with the nonmanagement directors with regard to any matter by writing the Presiding Director.

  •
  Any interested party, including employees, may report concerns regarding accounting, internal control over financial reporting, disclosure controls and procedures, or auditing and legal matters by writing the Chair of the Audit Committee. Anonymous or confidential submissions should be sent by mail.

  •
  Any interested party may report concerns regarding the Executive Officers and Directors Business Ethics Statement by writing the Chair of the Nominating/Corporate Governance Committee or the Chairman of the Board as appropriate.

  •
  Suggestions of potential nominees for the Board should be submitted in writing to the Chair of the Nominating/Corporate Governance Committee.

        The communication should be sent by mail or facsimile transmission to one of the individuals noted above c/o Corporate Secretary at the above address or facsimile transmission number. The Board or the appropriate committee chair may instruct the Corporate Secretary to review, sort and summarize communications to assist the Board and the appropriate committees in addressing the communications.

        Shareholder proposals for inclusion in the Corporation's proxy materials will continue to be handled and must be communicated as disclosed in this Proxy Statement on page 12 which deals with shareholder proposals and pursuant to NYSE and SEC requirements.

Meetings of Nonmanagement Directors

        The Board meets regularly and not less than four times per year. Nonmanagement directors meet regularly, usually in conjunction with a regular Board meeting. Independent directors meet at least annually. The current Presiding Director of meetings of nonmanagement and independent directors is Stuart A. Taylor II.

Director Independence Standards

        Pursuant to the recently adopted NYSE Listing Standards, the Board has adopted a policy adhering to the director independence requirements of the NYSE in determining the independence of directors. Those standards are as follows: (a) a director must be determined to be independent by the Board in accordance with the NYSE, SEC and Corporation standards; and (b) subject to the one-year transition rules in the NYSE Listing Standards, a director will not be independent if: (i) a director is an employee or whose immediate family member is an executive officer of the Corporation until three years after such employment relationship; (ii) a director receives, or an immediate family member receives more than $100,000 per year in direct compensation from the Corporation, other than in director or committee fees and pension and other forms of deferred compensation for prior services until three years after the individual ceases to receive more than $100,000 per year in such compensation; (iii) a director is affiliated with, or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by a present or former internal or external auditor of the Corporation until three years after the ending of the affiliation or employment or auditing relationship; (iv) a director is employed, or whose immediate family member is employed as an executive officer of another company where any of the Corporation's present executives serves on that company's compensation committee until three years after the end of such service of the employment relationship; and (v) a director is an executive officer or an employee, or whose immediate family member is an executive officer of a company that makes payments to or receives payments from the Corporation for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2 percent of such other company's consolidated gross revenues until three years after falling below such threshold.

        The Board has determined that a majority of the Board is independent, and the Board has determined that based upon the NYSE independence standards and transition rules, that each of the members of the Board is now independent with the exception of Messrs. Hoover and Fiedler.

CERTAIN COMMITTEES OF THE BOARD

        The standing committees of the Board are the Audit, Nominating/Corporate Governance, Human Resources and Finance Committees.

Audit Committee:

        The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibilities to oversee management's conduct and the integrity of the Corporation's public financial reporting process including the overview of the accounting policies and the system of internal accounting controls over financial reporting, disclosure controls and procedures and the performance of the Corporation's independent auditor and the internal audit department. The Audit Committee is responsible for engaging and evaluating the Corporation's independent auditor, including the independent auditor's qualifications and independence; resolving any differences between management and the independent auditor regarding financial reporting; preapproving all audit and non-audit services provided by the independent auditor; and establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters. Members of the Committee are Messrs. Stiritz (Chair), Bracken and Taylor and Ms. Nicholson. The Board has determined that each member of the Audit Committee is independent and financially literate, and the Board identifies Mr. Stiritz, among others, as having accounting or financial management expertise and as an Audit Committee financial expert under the NYSE Listing Standards and the SEC regulations. The Audit Committee met four times during 2003. The Report of the Audit Committee is set forth on page 22. The Committee has considered the non-audit services provided during 2003 and 2002 by the independent auditor as disclosed below and determined the services were compatible with maintaining the auditor's independence. The Committee believes these fees were appropriate and necessary and cost efficient in the management of the business of the Corporation and they do not jeopardize the auditor's independence. Unless otherwise noted, the fees billed by PricewaterhouseCoopers LLP for services rendered during 2003 and 2002 are as follows:

Audit Fees

        The aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Corporation's annual consolidated financial statements included in the annual report on Form 10-K, quarterly reviews of the Corporation's consolidated financial statements included in the quarterly reports on Form 10-Q and accounting consultations directly related to the audit were $1,732,000 and $1,487,000 for 2003 and 2002, respectively. The aggregate fees billed for services rendered for statutory audits required by foreign countries for the Corporation's foreign investments were $470,000 and $353,000 for 2003 and 2002, respectively. In addition, the aggregate fees of €503,000 were billed by PricewaterhouseCoopers LLP in 2003 for statutory audits for the year ended 2002 related to the acquisition of the European companies pursuant to an engagement of PricewaterhouseCoopers LLP that was entered into by the acquired European companies prior to the acquisition.

Audit-Related Fees

        The fees for professional services rendered for due diligence, accounting consultations, comfort letters and the review of other regulatory filings related to the acquisition of Schmalbach-Lubeca GmbH and associated corporate refinancings were $1,183,000 and $802,000 for 2003 and 2002, respectively. Fees for audits of the Corporation's benefit plans were $166,000 and $111,000 for 2003 and 2002, respectively. Other fees for audit-related services for disclosure control and procedure review and general consultations concerning the Sarbanes-Oxley Act of 2002 were $20,000 and $60,000 for 2003 and 2002, respectively.

Tax Fees

        The fees for tax services rendered for consultations and due diligence related to the acquisition of Schmalbach-Lubeca GmbH were $1,324,000 and $1,422,000 for 2003 and 2002, respectively. The aggregate fees billed for other tax compliance, including tax compliance matters related to tax audits, return preparation fees, and tax compliance for expatriate employees were $1,508,000 and $1,683,000 for 2003 and 2002, respectively. The aggregate fees for other tax consultations were $1,130,000 and $453,000 for 2003 and 2002, respectively.

All Other Fees

        The fees of $20,000 and $44,000 were billed for 2003 and 2002, respectively, for other non-prohibited services including fees for access to PricewaterhouseCoopers LLP online accounting research software, licensing fees and other training and accounting advice for the Corporation's foreign investments.

        The Audit Committee's policy requires management to submit for preapproval all audit, audit-related and non-audit-related services to be performed by the independent auditor. Management and the independent auditor submit a report of fees for review and preapproval by the Committee on a quarterly basis. The Audit Committee requires management and the independent auditor to submit a report at least annually regarding audit, audit-related, tax and all other fees paid by the Corporation to the independent auditor for services rendered in the immediately preceding two fiscal years. The Committee considers whether the fees for non-audit and audit-related services are compatible with maintaining the auditor's independence and requires management and the independent auditor to confirm this as well. Other than fees paid in 2003 by Ball Packaging Europe GmbH to PricewaterhouseCoopers LLP for statutory audits initiated in 2002 when the business was not owned by the Corporation, the Audit Committee preapproved 100 percent of all of the other above referenced fees billed in 2003 for services that were provided by PricewaterhouseCoopers LLP.

        The percentage of hours expended by persons other than the independent auditor's full-time, regular employees on the independent auditor's engagement to audit the Corporation's financial statements was approximately 7 percent.

        A copy of the Audit Committee Charter is attached as Annex I to this Proxy Statement and is set forth on the Corporation's website at www.ball.com, under the caption, "Corporate Governance," under the tab, "Investor Relations."

Nominating/Corporate Governance Committee:

        The Nominating/Corporate Governance Committee is responsible to assist the Board in fulfilling its responsibility to identify qualified individuals to become Board members; recommend to the Board the selection of Board nominees for the next annual meeting of shareholders and address the independence and effectiveness of the Board by advising and making recommendations on matters involving the organization and operation of the Board, corporate governance guidelines and directorship practices; and oversee the evaluation of the Board and its Committees. The Nominating/Corporate Governance Committee utilizes the standards set forth below for considering director nominees.

        Members of the Committee are Messrs. Bracken (Chair), Dean, Lehman, Solso, Stiritz and Taylor. The Board has determined that the members of the Committee are independent under the NYSE Listing Standards. The Nominating/Corporate Governance Committee met four times during 2003.

        The Board has established a process whereby nominees for the Board may be submitted by members of the Board, the Chief Executive Officer, shareholders and any other persons. The Committee considers these recommended candidates in light of criteria set forth below.

        The Committee will seek candidates who meet at a minimum the following criteria: (a) candidates who have sufficient time to attend or otherwise be present at Board, relevant Board Committee and Shareholders' meetings; (b) candidates who will subscribe to Ball Corporation's Corporate Governance Guidelines and the Executive Officers and Directors Business Ethics Statement; (c) candidates who demonstrate credentials and experience in a broad range of corporate matters; (d) candidates who have experience and are focused on a broad range of corporate performance standards typical of publicly traded companies headquartered in the United States; (e) candidates who will subscribe to the finalized strategic and operating plans of the Corporation as approved by the Board from time to time; (f) candidates who are not affiliated with special interest groups that primarily represent or who represent major causes or constituents; and (g) candidates who meet the criteria, if any, for being a director of the Corporation as set forth in the State of Indiana Business Corporation Law and the Articles of Incorporation and Bylaws of the Corporation.

        The Committee will apply the principles of diversity in consideration of candidates. The Committee may utilize and pay third party consultants to identify and screen candidates on a confidential basis for service on the Board. The Committee will also determine candidates' qualifications in light of the standards set by the Committee and by evaluating the qualifications of all candidates in an attempt to select the most qualified nominees suited to serve as a director while attempting to ensure that a majority of the Board is independent and, where needed, to meet the NYSE and SEC requirements for financial literacy, accounting or financial management expertise or audit committee financial expert status.

        Upon the recommendation of the Chief Executive Officer and following interviews by members of the Committee, Erik H. van der Kaay was nominated as a director using the above standards.

        The Nominating/Corporate Governance Committee will consider candidates recommended by shareholders. Any such recommendation should be in writing and addressed to the Chair of the Nominating/Corporate Governance Committee, c/o Corporate Secretary, Ball Corporation, P.O. Box 5000, Broomfield, Colorado 80038-5000.

        The Committee did not reject any candidates recommended as nominees for the Board from a security holder or group of security holders that beneficially owned more than 5 percent of the Corporation's voting common stock for at least one year as of the date of the recommendation.

        A copy of the Nominating/Corporate Governance Committee Charter is attached as Annex II to this Proxy Statement and is set forth on the Corporation's website at www.ball.com, under the caption, "Corporate Governance," under the tab, "Investor Relations."

Human Resources Committee:

        The primary purpose of the Human Resources Committee is to assist the Board in fulfilling its responsibilities related to the evaluation and compensation of the Chairman of the Board and Chief Executive Officer and overseeing the compensation of other executive officers of the Corporation; reviewing and approving the schedule of salary ranges and grades for the salaried employees of the Corporation; approving the Corporation's incentive compensation programs and stock option and/or restricted stock plans, including awards to executive officers and the number of shares to be granted from time to time to employees of the Corporation; approving and receiving reports on major benefit plans, plan changes and determinations and discontinuations of benefit plans; discussing the performance evaluation systems and succession planning system of the Corporation, including discussions with the Chairman of the Board and Chief Executive Officer about the succession plan for the Chairman of the Board and Chief Executive Officer; hiring experts including executive compensation consultants as deemed appropriate to advise the Committee; and authorizing the filing of required reports with federal, state and local governmental agencies.

        Members of the Committee are Messrs. Dean (Chair), Bracken, Lehman, Solso, Stiritz and Taylor. The Board has determined that the members of the Committee are independent under the NYSE Listing Standards. The Human Resources Committee met four times during 2003. A copy of the Human Resources Committee Charter is attached as Annex III to this Proxy Statement and is set forth on the Corporation's website at www.ball.com, under the caption, "Corporate Governance," under the tab, "Investor Relations."

Finance Committee:

        The Finance Committee assists the Board in fulfilling its responsibility to oversee management in the financing of the Corporation, the status of the Corporation's retirement plans and insurance policies and the Corporation's policies relating to interest rates, commodity and currency hedging. The Committee may hire experts as deemed appropriate to advise the Committee in performance of its duties. The Committee reports to the Board concerning the financing of the Corporation and the performance of the Committee.

        The members of the Finance Committee are Messrs. Lehman (Chair), Fiedler, Hoover, Sissel and Taylor and Ms. Nicholson. The Committee met three times during 2003. A copy of the Finance Committee Charter is attached as Annex IV to this Proxy Statement and is set forth on the Corporation's website at www.ball.com, under the caption, "Corporate Governance," under the tab, "Investor Relations."

BOARD MEETINGS AND ANNUAL MEETING

        The members of the Board are expected to attend all meetings of the Board, appropriate Committee meetings and the Annual Meeting. The Board held five meetings during 2003. Every director attended 75 percent or more of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which the director served. All directors but one attended the 2003 Annual Meeting.

SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

        To be eligible for inclusion in the Corporation's Proxy Statement for the 2005 Annual Meeting, proposals of shareholders must be in writing and be received by the Corporate Secretary at the Corporation's principal executive offices, 10 Longs Peak Drive, Broomfield, Colorado 80021-2510, by November 22, 2004.

        If a shareholder desires to bring business before the 2005 Annual Meeting which is not the subject of a proposal submitted for inclusion in the Proxy Statement, the shareholder must notify the Corporation in writing by February 5, 2005, or the proposal may be considered untimely, and management's proxies may exercise their discretionary authority to vote previously solicited proxies against such proposal if it is raised at the Annual Meeting.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the annual and long-term compensation for services in all capacities to the Corporation of the Chief Executive Officer and of the next four most highly compensated executive officers of the Corporation (the Named Executive Officers) in office on December 31, 2003:

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation					Awards			Payouts
Name and Principal Position	Year	Salary		Bonus(1)		Other Annual Compensation	Restricted Stock Awards(2)		Securities Underlying Options	LTIP(3) Payouts		All Other Compensation(4)
R. David Hoover Chairman, President and Chief Executive Officer	2003 2002 2001	$ $ $	792,105 765,000 610,000	$ $ $	1,469,701 1,271,870 291,597		$ $ $	1,126,200 1,744,690 2,011,600		$ $ $	1,436,256 841,835 612,603	$ $ $	113,773 134,191 159,116
Hanno C. Fiedler(5) Executive Vice President, Ball Corporation Chairman and Chief Executive Officer, Ball Packaging Europe	2003 2002	€ €	400,000 13,636		€529,013		$ $	1,040,800 250,350			€403,754
Leon A. Midgett(6) Executive Vice President and Chief Operating Officer, Packaging	2003 2002 2001	$ $ $	445,000 415,000 395,000	$ $ $	864,252 550,358 185,850		$ $	838,460 310,842		$ $ $	736,435 354,656 286,549	$ $ $	92,013 93,105 61,699
Raymond J. Seabrook(7) Senior Vice President and Chief Financial Officer	2003 2002 2001	$ $ $	327,500 312,500 295,000	$ $ $	439,952 392,354 109,551	$98,869	$ $	225,240 913,200		$ $ $	409,866 233,530 205,045	$ $ $	59,900 59,364 52,958
David A. Westerlund Senior Vice President, Administration, and Corporate Secretary	2003 2002 2001	$ $ $	290,000 275,000 259,000	$ $ $	359,488 316,578 88,316		$ $ $	225,240 789,760 458,468		$ $ $	354,986 201,093 182,875	$ $ $	57,701 57,888 30,967

(1)
As noted in the Report of the Human Resources Committee, Ball Corporation uses the term Incentive Compensation rather than Bonus. Also noted in the Report of the Human Resources Committee is the performance level of the Corporation and each of the operating units in relation to incentive targets and the resulting impact on the "Bonus" amounts shown above.

(2)
In 2003 "Restricted Stock Awards" for all Named Executive Officers were awarded pursuant to the Ball Corporation 1997 Stock Incentive Plan. Mr. Fiedler's award was in conjunction with the Deposit Share Program.

(3)
In 2003 the amounts shown in "LTIP Payouts" consist of the following:

  Mr. Hoover—LTCIP $1,053,753; Acquisition-Related, Special Incentive Plan $382,503.

  Mr. Fiedler—LTCIP €113,750; Acquisition-Related, Special Incentive Plan €290,004.

  Mr. Midgett—LTCIP $414,396; Acquisition-Related, Special Incentive Plan $322,039.

  Mr. Seabrook—LTCIP $251,767; Acquisition-Related, Special Incentive Plan $158,099.

  Mr. Westerlund—LTCIP $215,013; Acquisition-Related, Special Incentive Plan $139,973.

(4)
The amounts shown in the "All Other Compensation" column for 2003 consist of the following:

  Mr. Hoover—above-market interest on deferred compensation account, $76,060; company contribution to 401(k) Plan, $6,000; company contribution to Employee Stock Purchase Plan, $1,200; compensation attributable to the Split-Dollar Life Insurance Plan, $6,457; executive disability premiums, $2,950; travel, $1,106; company match pursuant to 2000 Deferred Compensation Company Stock Plan, $20,000.

  Mr. Midgett—above-market interest on deferred compensation account, $62,201; company contribution to 401(k) Plan, $6,000; company contribution to Employee Stock Purchase Plan, $780; executive disability premiums, $3,032; company match pursuant to 2000 Deferred Compensation Company Stock Plan, $20,000.

  Mr. Seabrook—above-market interest on deferred compensation account, $29,235; company contribution to 401(k) Plan, $6,000; company contribution to Employee Stock Purchase Plan, $1,200; compensation attributable to the Split-Dollar Life Insurance Plan, $1,355; executive disability premiums, $2,110; company match pursuant to 2000 Deferred Compensation Company Stock Plan, $20,000.

  Mr. Westerlund—above-market interest on deferred compensation account, $28,486; company contribution to 401(k) Plan, $6,000; company contribution to Employee Stock Purchase Plan, $1,200; executive disability premiums, $2,015; company match pursuant to 2000 Deferred Compensation Company Stock Plan, $20,000.

(5)
Mr. Fiedler began employment on December 19, 2002, and is paid in Euros, except stock awards that are U.S. Dollar denominated. On December 31, 2003, the exchange rate was 1 Euro = 1.2597 U.S. Dollars.

(6)
Mr. Midgett's amount under "Bonus" consists of $150,000 Supplemental Bonus and $714,252 Incentive Compensation.

(7)
Mr. Seabrook's amount under "Other Annual Compensation" is taxes paid pursuant to the termination of the Split-Dollar Life Insurance Plan.

Long-Term Incentive Compensation

Stock Option Grants and Exercises

        The following tables present certain information for the Named Executive Officers relating to stock option grants and exercises during 2003 and, in addition, information relating to the valuation of unexercised stock options:

STOCK OPTION GRANTS IN 2003

Name	Options Granted		Percentage of Total Options Granted to Employees in Fiscal 2003	Exercise Price (per share)	Expiration Date	Grant Date Present Value(3)
R. David Hoover	30,000	(1)	8.04	$56.31	04/22/13	$555,300
Hanno C. Fiedler	10,000	(2)	2.68	$48.60	07/23/13	$147,200
Leon A. Midgett	0		0	N/A	N/A	N/A
Raymond J. Seabrook	8,000	(1)	2.14	$56.31	04/22/13	$148,080
David A. Westerlund	8,000	(1)	2.14	$56.31	04/22/13	$148,080

(1)
Stock options were granted on April 22, 2003, and are exercisable beginning one year after grant and each year thereafter in 25 percent increments.

(2)
Stock options were granted July 23, 2003, and are exercisable beginning one year after grant and each year thereafter in 25 percent increments.

(3)
Stock options with an expiration date of April 22, 2013, have an estimated value, at date of grant, of $18.51 per share based on the Black-Scholes option-pricing model adapted for use in valuing employee stock options. Under the same methodology, options with an expiration date of July 23, 2013, have an estimated value, at date of grant, of $14.72 per share. The estimated values under the Black-Scholes model are based on weighted average assumptions of volatility of 35.38 percent, a risk-free rate of return of 2.87 percent, a dividend yield of 0.84 percent, an expected option term of 4.75 years, and no adjustment for the risk of forfeiture. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Consequently, there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.

AGGREGATED STOCK OPTION EXERCISES IN 2003
AND FISCAL YEAR-END OPTION VALUES

			Number of Unexercised Options Held at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
R. David Hoover	39,086	$1,592,429	324,500	180,000	$12,440,922	$4,111,865
Hanno C. Fiedler	0	0	0	10,000	0	$109,700
Leon A. Midgett	20,000	$684,000	16,250	53,750	$477,918	$1,592,043
Raymond J. Seabrook	5,000	$175,756	86,636	53,000	$3,410,451	$1,381,098
David A. Westerlund	5,000	$200,937	110,248	48,000	$4,459,386	$1,189,373

(1)
Based on the closing price on the New York Stock Exchange—Composite Transactions of the Corporation's Common Stock on December 31, 2003, of $59.57.

Long-Term Cash Incentive

        The following tables present information for the Named Executive Officers concerning the long-term cash incentive programs and, in addition, information relating to the estimated future payouts.

LONG-TERM CASH INCENTIVE PLAN—AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts(2)
Name	Number of Units(1)	Performance Period Until Maturation
			Threshold	Target	Maximum
R. David Hoover	0	1/1/02 - 12/31/04	$300,945	$601,890	$1,203,780
Hanno C. Fiedler(3)	0	1/1/02 - 12/31/04	€57,000	€118,750	€237,500
Leon A. Midgett	0	1/1/02 - 12/31/04	$110,967	$221,935	$443,870
Raymond J. Seabrook	0	1/1/02 - 12/31/04	$64,852	$135,109	$270,219
David A. Westerlund	0	1/1/02 - 12/31/04	$56,301	$117,294	$234,589

(1)
Participants are not awarded a number of units. Awards are expressed as a percentage of average annual salary and "bonus" at target during the performance period. However, Named Executive Officers, whose Ball Corporation stock holdings are below the established guidelines, will receive up to one-half of their award in Ball Corporation Restricted Stock.

(2)
Estimated future payouts ("earned awards") are based on Ball Corporation's total shareholder return performance, i.e., stock price appreciation plus dividends, over three-year performance cycles which begin at the start of each calendar year, relative to the total shareholder return of companies listed on the S&P Global Industry Classification Standard ("GICS") which has replaced the S&P Industrials index.

(3)
Award is prorated based on actual employment date of December 19, 2002.

ACQUISITION-RELATED, SPECIAL INCENTIVE PLAN—AWARDS IN LAST FISCAL YEAR

			Estimated Future Payouts(2)
Name	Number of Units(1)	Performance Period Until Maturation
			Threshold	Target	Maximum
R. David Hoover	0	1/1/03 - 12/31/05	$0	$428,198	$833,549
Hanno C. Fiedler	0	1/1/03 - 12/31/05	€0	€384,996	€722,496
Leon A. Midgett	0	1/1/03 - 12/31/04	$0	$122,961	$345,461
Raymond J. Seabrook	0	1/1/03 - 12/31/05	$0	$179,401	$348,151
David A. Westerlund	0	1/1/03 - 12/31/05	$0	$160,027	$310,027

(1)
Participants are not awarded a number of units. Awards are expressed as a percentage of average annual salary during the performance period.

(2)
Estimated future payouts ("earned awards") are based on Ball Packaging Europe's cumulative earnings before interest and taxes, and cumulative economic value added for the three-year performance cycle (Mr. Midgett's performance cycle is two years) that began January 1, 2003. Target amount represents payout at target performance for the three-year performance cycle (two-year performance cycle for Mr. Midgett) minus interim amount paid for 2003 and reported in the Summary Compensation Table under "LTIP Payouts."

Retirement Plans

        The following table, for purposes of illustration, indicates the amounts of annual retirement income which would be payable in 2004 to the Named Executive Officers, except Mr. Fiedler, at normal retirement age 65. The calculation of retirement benefits under the plans generally is based upon average earnings (base salary only) for the highest five consecutive years of the ten years preceding retirement.

PENSION PLAN TABLE

	Years of Service
Average Annual Earnings
	15	20	25	30	35
$250,000	$52,952	$70,603	$88,254	$105,905	$123,556
300,000	64,202	85,603	107,004	128,405	149,806
350,000	75,542	100,603	125,754	150,905	176,056
400,000	86,702	115,603	144,504	173,405	202,306
450,000	97,952	130,603	163,254	195,905	228,556
500,000	109,202	145,603	182,004	218,405	254,806
550,000	120,452	160,603	200,754	240,905	281,056
600,000	131,702	175,603	219,504	263,405	307,306
650,000	142,952	190,603	238,254	285,905	333,556

        The Corporation's qualified United States salaried retirement plans provide defined benefits determined by base salary and years of service. The Corporation has also adopted a Non-Qualified Supplemental Executive Retirement Plan that provides benefits otherwise not payable under the qualified pension plan to the extent that the Internal Revenue Code limits the pension to which an executive would be entitled under the qualified pension plan. The benefit amounts shown in the preceding table reflect the amount payable as a straight life annuity and include amounts payable under the Supplemental Executive Retirement Plan. On November 30, 2003, the Corporation terminated the Split-Dollar Life Insurance Plan that provided a portion of the non-qualified pension benefit. Mr. Seabrook elected a cash distribution from this Plan that will reduce his retirement income.

        Average Annual Earnings used under the pension formula to calculate benefits together with years of benefit service, as of December 31, 2003, for the Named Executive Officers are: R. David Hoover, $611,621 (33.54 years); Leon A. Midgett, $385,917 (31.17 years); Raymond J. Seabrook, $289,400 (11.21 years); and David A. Westerlund, $259,360 (28.32 years) (offset by benefits received from a prior employer).

        Mr. Fiedler's retirement income benefits are provided by a pension agreement that is part of his Employment Agreement. The Agreement provides a benefit of 60 percent of his last gross base salary provided he is employed on the earlier of December 31, 2005, or reaches age 60 and retires in good standing from the Corporation. Should Mr. Fiedler meet these criteria, his retirement benefit would be €240,000 per year based on his 2003 salary of €400,000.

Termination of Employment and Change-in-Control Arrangements

        The Corporation maintains a revocable, funded grantor trust, which, in the event a change in control of the Corporation occurs, would become irrevocable with funds thereunder to be available to apply to the Corporation's obligations under its deferred compensation plans covering key employees, including the Named Executive Officers, except Mr. Fiedler. Under the trust, "change in control" can occur by virtue, in general terms, of an acquisition by any person of 40 percent or more of the Corporation's voting shares; a merger in which shareholders of the Corporation before the merger own less than 60 percent of the Corporation's Common Stock after the merger; shareholder approval of a plan to sell or dispose of substantially all of the assets of the Corporation; a change of a majority of the Corporation's Board within a 12-month period unless approved by two-thirds of the directors in office at the beginning of such period; a threatened change in control deemed to exist if there is an agreement which would result in a change in control or public announcement of intentions to cause a change in control; and by the adoption by the Board of a resolution to the effect that a change or threatened change in control has occurred for purposes of the trust. The trust was partially funded as of December 31, 2003, with approximately $31.8 million of net equity of corporate-owned life insurance policies on the lives of various employees, including participants in the plans, and 210,088 shares of the Corporation's Common Stock valued at $12,514,942 ($59.57 per share) at the close of business on December 31, 2003, to support approximately $115.6 million of current deferred compensation account balances of the beneficiaries of the trust in the event of a change in control. The Corporation has borrowing capacity to fully fund the trust in advance of a change in control and is required to do so prior to a change in control. If the funds set aside in the trust would be insufficient to pay amounts due the beneficiaries, then the Corporation would remain obligated to pay those amounts. In the event of the insolvency of the Corporation, the funds in the trust would be available to satisfy the claims of the creditors of the Corporation. The trust was not established in response to any effort to acquire control of the Corporation, and the Board is not aware of any such effort.

        The Corporation has change-in-control severance agreements with certain key employees, including the Named Executive Officers, except Mr. Fiedler. The agreements are effective on a year-to-year basis and would provide severance benefits in the event of both a change in control of the Corporation and an actual or constructive termination of employment within two years after a change in control. Under the agreements, a "change in control" can occur by virtue, in general terms, of an acquisition by any person of 30 percent or more of the Corporation's voting shares; a merger in which the shareholders of the Corporation before the merger own 50 percent or less of the Corporation's voting shares after the merger; shareholder approval of a plan of liquidation or to sell or dispose of substantially all of the assets of the Corporation; and if, during any two-year period, directors at the beginning of the period fail to constitute a majority of the Board. "Actual termination" is any termination other than by death or disability, by the Corporation for cause, or by the executive, other than for constructive termination. "Constructive termination" means, in general terms, any significant reduction in duties, compensation or benefits or change of office location from those in effect immediately prior to the change in control, unless agreed to by the executive. The severance benefits payable, in addition to base salary and incentive compensation accrued through the date of termination, shall include two times current annual base salary and target incentive compensation; the bargain element value of then-outstanding stock options; the present value of the amount by which pension payments would have been larger had the executive accumulated two additional years of benefit service; two years of life, disability, accident and health benefits; outplacement services; and legal fees and expenses reasonably incurred in enforcing the agreements. In the event such benefits, together with other benefits paid because of a change in control, would be subject to the excise tax imposed under Section 280G of the Internal Revenue Code, the Corporation would reimburse the executive for such excise taxes paid, together with taxes incurred as a result of such reimbursement. The agreements were not entered into in response to any effort to acquire control of the Corporation, and the Board is not aware of any such effort.

        The Corporation has severance benefit agreements with certain key employees, including the Named Executive Officers, except Mr. Fiedler. The agreements provide severance benefits in the event of an actual or constructive termination of employment. "Actual termination" is any termination other than by death or disability, by the Corporation for cause, or by the executive, other than for constructive termination. "Constructive termination" means, in general terms, any significant reduction in compensation or benefits, unless agreed to by the executive. The severance benefits payable, in addition to base salary and incentive compensation accrued through the date of termination, include two times current annual salary and target incentive compensation for Mr. Hoover and 1.5 times current annual salary and target incentive compensation for Messrs. Midgett, Seabrook and Westerlund; the present value of the amount by which pension payments would have been larger had the executive accumulated two additional years of benefit service for Mr. Hoover and 1.5 years of benefit service for Messrs. Midgett, Seabrook and Westerlund; two years of life, disability, accident and health benefits for Mr. Hoover and 1.5 years of life, disability, accident and health benefits for Messrs. Midgett, Seabrook and Westerlund; outplacement services; and legal fees and expenses reasonably incurred in enforcing the agreements. Upon the occurrence of a change in control as defined in the change-in-control severance agreements, the executive is entitled to the greater of each of the benefits provided in this agreement and each of the benefits provided in the change-in-control severance agreement, including reimbursement thereunder resulting from excise taxes which may be incurred as a result of such payments.

        Mr. Fiedler is covered under an Employment Agreement negotiated in connection with the acquisition of Schmalbach-Lubeca AG and effective from December 19, 2002, through December 31, 2005. The Agreement provides for certain severance benefits in the event of termination by the Corporation for any reason or termination by Mr. Fiedler for "Good Reason." "Good Reason" means in general terms, any substantial diminution of duties and responsibilities, a reduction in base salary, or a substantial reduction in (or failure to provide) the aggregate level of incentive compensation and benefits that may be earned pursuant to the terms of the Agreement and the respective plans. The severance benefits payable in addition to base salary and incentive compensation accrued through the date of termination include: (i) a lump sum payment equal to the amount of base salary he would have earned for the balance of the Agreement term; (ii) a lump sum payment equal to the greater of (a) his annual bonus payable for the remainder of the Agreement term calculated as the average of the annual bonus payable for the two calendar years immediately preceding such termination and (b) his target annual incentive compensation for the remainder of the Agreement term; and (iii) such amounts, if any, as he may be entitled to in accordance with the provisions of the Long-Term Cash Incentive Plan; the Acquisition-Related, Special Incentive Plan; the Deposit Share Program; and the Restricted Stock Plan provided, however, all such amounts shall be calculated based on his actual date of termination.

Directors' Compensation

        Directors who are not employees of the Corporation receive as compensation a total target annual retainer composed of a $25,000 annual fixed retainer, plus an annual incentive retainer based upon the Corporation's actual operating performance for each fiscal (calendar) year. The annual incentive retainer is calculated in accordance with the Corporation's performance-based Incentive Compensation Plan at a rate of 40 percent of the director's annual fixed retainer. Both annual retainers are paid 50 percent in cash and 50 percent in restricted stock. The restrictions will lapse upon the director ceasing to serve as a director for any reason other than voluntary resignation, in which case the restrictions will not lapse and the director will forfeit the shares. For federal income tax purposes, the value of the shares will be taxable to the recipient as compensation income in an amount equal to the fair market value of the Corporation's Common Stock on the date the restrictions lapse. Since 1997 there has been no retirement plan for directors.

        Nonemployee directors receive a fee of $1,250 for attending each Board meeting, a fee of $1,000 for attending one or more committee meetings held on any one day, a fee of $1,000 per quarter for serving as a chair of a Board committee, and a per diem allowance of $750 for special assignments. Directors who are also employees of the Corporation receive no additional compensation for their service on the Board or on any Board committee.

        Nonemployee directors may elect to defer the payment of a portion or all of their directors' fees into the 2000 Deferred Compensation Company Stock Plan and/or the 2002 Deferred Compensation Plan for Directors. These plans replace the directors' prior deferred compensation plan for incentive retainers earned in 2001 or after and for other directors' fees earned in 2002 and after. In addition, amounts deferred into the prior deferred compensation plan may be transferred to these plans or remain in the prior plan. Amounts deferred or transferred into the 2000 Deferred Compensation Company Stock Plan receive a 20 percent company match with a maximum match of $20,000 per year. Amounts deferred, transferred or credited to this Plan will be represented in the participant's account as stock units, with each unit having the value equivalent to one share of Ball Corporation Common Stock. All distributions of accounts will be made in the form of Ball Common Stock following termination of each director's service. Amounts deferred or transferred to the 2002 Deferred Compensation Plan for Directors are "invested" among various investment funds available under the Plan. Amounts are not actively invested in the investment funds, but the return on a participant's accounts is determined as if the amounts were actually invested in those funds.

        Each nonemployee director will receive a 2,000-share restricted stock award upon reelection for three-year terms. Each newly eligible nonemployee director will receive a 2,000-share restricted stock award upon election or appointment for initial terms (except initial terms of less than one year), and upon reelection for three-year terms. The restrictions against disposal of the stock will lapse upon the termination of the director's service to the Corporation as a director, for whatever reason other than voluntary resignation during a term, in which case the restrictions will not lapse and the director will forfeit the shares. For federal income tax purposes, the value of the stock will be taxable to the recipient as compensation income in an amount equal to the fair market value of the Common Stock on the date the restrictions lapse. Mr. Dean and Ms. Nicholson each received a 2,000-share restricted stock award upon reelection as directors on April 23, 2003, under the terms of the 1997 Stock Incentive Plan. Mr. Solso received a 2,000-share restricted stock award upon his election as a director by the Board on January 22, 2003, as well as a non-qualified stock option award for 4,000 shares on April 22, 2003, at $56.31 per share. The Corporation has established stock ownership guidelines for all directors.

        In April 2001 the Corporation implemented a Deposit Share Program for its nonemployee directors. The program is intended to increase stock ownership by directors who must make additional investments in the Corporation's Common Stock to participate in the program. Under this program, each director receives one share of restricted stock for every share acquired by the director. The initial grants provided a two-year period beginning in April 2001 for the acquisition of the Corporation's Common Stock up to a maximum of 6,000 shares per director. Restricted stock is granted pursuant to the shareholder approved Ball Corporation 1997 Stock Incentive Plan or its successor. Restrictions generally lapse on the restricted stock after four years, provided the acquired shares are retained until the restrictions lapse, but restrictions may lapse early upon termination of the director's service for whatever reason other than voluntary resignation during a term. The Deposit Share Program for directors was amended and restated in January 2003 to permit future awards with share acquisition periods and restricted stock lapse provisions to be established at the time of the award. On January 22, 2003, Mr. Solso was granted the opportunity to participate in the program up to a maximum of 6,000 shares that must be acquired during a two-year period beginning on the grant date. On January 28, 2004, Mr. van der Kaay was granted the opportunity to participate in the program up to a maximum of 6,000 shares that must be acquired during a two-year period beginning on the grant date.

Report of the Human Resources Committee on Executive Compensation

Overall Policy

        The Human Resources Committee (the "Committee") of the Board oversees the administration of executive compensation programs and determines the compensation of the executive officers of Ball Corporation. The Committee is composed solely of independent, nonemployee directors and employs a compensation-consulting firm to advise and provide input in the course of its deliberations.

        Target total compensation of executive officers of the Corporation, including the Chief Executive Officer, is determined after reviewing the executive's responsibility, experience and performance when compared to the pay of similarly situated executives at other manufacturing firms of similar size (based upon total employment and/or sales). The external comparison is based upon the results of annual reports prepared by the corporate compensation department and the compensation-consulting firm selected by the Committee. These reports gather information from compensation surveys that report on executive level positions at other manufacturing firms of similar size.

Annual Compensation

        The Committee generally establishes target total annual compensation, defined as the sum of base salary and incentive compensation at target, for each of the Corporation's executive officers based on the individual's responsibility, experience and performance when compared to the 50th percentile of what comparable companies are paying. The target total annual compensation level for each executive, other than the Chief Executive Officer, is determined based on recommendation from the Chief Executive Officer, together with the Committee's consideration of the executive's responsibility, experience in the position, individual performance and the performance of the executive's area of responsibility. The Chief Executive Officer's target total annual compensation is similarly determined by the Committee considering the Chief Executive Officer's experience in the position, assessment of individual performance and the financial and operating performance of the Corporation, and considering this evaluation in relation to the market's 50th percentile.

        Compensation survey data is analyzed to determine competitive levels of target total annual compensation. After the Committee has established the appropriate target total annual compensation for an executive, base salary is determined by dividing target total annual compensation by the sum of one plus the executive's incentive compensation participation rate. When target performance, as defined in the Annual Incentive Compensation Plan (the "Annual IC Plan") discussed below, is attained, the executive will be paid a total annual compensation, which equals that established by the Committee as appropriate for target performance. Incentive compensation participation rates for executives, including the Chief Executive Officer, are set generally by organizational level. Mr. Hoover's participation rate was set at 90 percent of his base salary for 2003 and 100 percent for 2004. Senior executive officers, other officers and other key employees participate at different and lower rates. The Committee intends that an executive's target incentive compensation should be a significant portion of target total annual compensation. It is not intended or perceived as a "bonus" but rather as the component of total compensation which is "at risk" as an incentive, dependent upon operating performance.

        Base salary is referred to as "Salary" in the Summary Compensation Table and incentive compensation actually earned by an executive officer is reported under the heading "Bonus." Actual incentive compensation earned is driven by the economic value added targets approved by the Committee at the beginning of the year. The Annual IC Plan targets are calculated taking into account historical performance, the Corporation's cost of capital and the capital investment of each business unit. The resulting targets encourage continuous improvement in economic value added. The Annual IC Plan design applies to key employees, including the Named Executive Officers.

        The Annual IC Plan awards incentive compensation to executives based upon actual performance of the Corporation, or in certain cases the actual performance of the profit center for which the executive is responsible, in achieving improvements in economic value added relative to the established targets. Improvement in economic value added occurs when the ratio of net operating profit after tax to capital employed in the business increases over time. It establishes a direct link between incentive compensation and return earned on capital relative to a specified target return. Economic value added was selected as the measure for the Corporation's Annual IC Plan because it has been demonstrated that it correlates management's incentive with shareholder total return.

        If actual performance for the year is higher than the target performance level, then the actual incentive compensation for such year will be higher than target. Whenever actual performance falls below the target performance level, the executive will receive incentive compensation less than target. If performance falls below the minimum acceptable level established in the Annual IC Plan, then no annual incentive compensation will be earned. For the year ended December 31, 2002, actual incentive compensation for the Named Executive Officers, except Mr. Fiedler, who was employed on December 19, 2002, was above target reflecting the above-target performance of the Corporation as a whole and for the packaging operations. Incentive compensation levels for 2003 reflect the above-target performance for the Corporation as a whole, for worldwide packaging operations and for Ball Packaging Europe. Incentive compensation for Messrs. Hoover, Seabrook and Westerlund was based entirely on the performance of the Corporation as a whole, while Mr. Midgett's incentive compensation was based primarily on the performance of the worldwide packaging operations and partially on the performance of the Corporation as a whole, and Mr. Fiedler's incentive compensation was based primarily on the performance of Ball Packaging Europe and partially on the performance of the Corporation as a whole.

        Certain key employees, including the Named Executive Officers, except Mr. Fiedler, may elect to defer the payment of a portion or all of their incentive compensation into the 2000 Deferred Compensation Company Stock Plan and/or the 2001 Deferred Compensation Plan. These plans succeeded prior deferred compensation plans for incentive compensation earned in 2001 or after. In addition, amounts deferred into prior deferred compensation plans may be transferred to these plans or remain in the prior plans. Amounts deferred or transferred into the 2000 Deferred Compensation Company Stock Plan receive a 20 percent company match with a maximum match of $20,000 per year. Amounts deferred, transferred or credited to this Plan will be represented in the participant's account as stock units, with each unit having the value equivalent to one share of Ball Corporation Common Stock. All distributions of accounts will be made in the form of Ball Corporation Common Stock following termination of employment. Amounts deferred or transferred to the 2001 Deferred Compensation Plan are "invested" among various investment funds available under the Plan. Amounts are not actively invested in the investment funds, but the return on a participant's accounts is determined as if the amounts were invested in those funds.

Long-Term Incentive Program

        The Corporation's long-term incentive program consists of plans based upon and designed to enhance the performance of Ball Corporation's Common Stock. Employee stock option and/or restricted stock grants are designed to encourage employee stock ownership and to recognize and reward employees for their levels of responsibility in building shareholder value. Grants of stock options and restricted stock to employees, including the Named Executive Officers, except Mr. Hoover, are generally made by the Committee after considering the recommendation of the Chief Executive Officer, based primarily on the level of the employee's position within the Corporation and individual performance, taking into account the number of outstanding and previously granted options and restricted stock. Stock options and restricted stock granted to the Chief Executive Officer are determined by the Committee in relation to grant levels of other executive officers within the Corporation and an assessment of his performance as well as the number of outstanding and previously granted options and restricted stock. As the stock option and restricted stock grants are long term in nature, grants are determined independently of the shorter-term Annual IC Plan. The Corporation has established stock ownership guidelines for all officers, including Named Executive Officers, as well as certain other key executives.

        The Long-Term Cash Incentive Plan ("LTCIP") is limited in its participation to selected key executives, including the Named Executive Officers, who contribute materially to the success of Ball Corporation and its subsidiaries through their leadership skills, vision and dedication. The Plan provides cash and restricted stock awards on the basis of Ball Corporation's total shareholder return performance; i.e., stock price appreciation plus dividends, over three-year performance cycles that begin at the start of each calendar year, relative to the total shareholder return of companies comprising the S&P Global Industry Classification Standard ("GICS"). Named Executive Officers whose Ball Corporation stock holdings are below established guidelines receive up to one-half of their award in Ball Corporation restricted stock. LTCIP awards are shown in the Summary Compensation Table under "LTIP Payouts." Beginning with the three-year cycle ending December 31, 2005, awards will be based one-half on Ball Corporation's total shareholder return performance described above and one-half on Ball Corporation's return on average invested capital ("ROAIC") over the three-year performance cycle measured against established ROAIC targets.

        In March 2001 the Corporation implemented a Deposit Share Program for its key employees, including the Named Executive Officers. The program is intended to increase share ownership by key executives who must make additional investments in the Corporation's Common Stock to participate in the program. Under this program, a participant receives one share of restricted stock for every share acquired by the participant. The initial grants provided a two-year period beginning in March 2001 for the acquisition of the Corporation's Common Stock up to preestablished maximums per participant established by the Committee. Restricted stock is granted pursuant to the shareholder approved Ball Corporation 1997 Stock Incentive Plan or its successor. Restrictions lapse on the restricted stock after four years (or partially lapse earlier if share ownership guidelines are met) provided the acquired shares are retained until the restrictions lapse. The Deposit Share Program was amended and restated in October 2002 to permit future awards with share acquisition periods and restricted stock lapse provisions to be established by the Committee at the time of the awards.

        In conjunction with the acquisition of Schmalbach-Lubeca AG in December 2002, the Corporation implemented a three-year Acquisition-Related, Special Incentive Plan designed to motivate key employees, including the Named Executive Officers, to integrate rapidly and successfully the acquisition into the Corporation. Payouts under this Plan are based on cumulative earnings before interest and taxes and cumulative economic value added (or in some cases cumulative cash flow) over a 36-month period with awards made at 12 months, 24 months and 36 months. All payouts are made in cash. Acquisition-Related, Special Incentive Plan awards are shown in the Summary Compensation Table under "LTIP Payouts."

        Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held corporations may not deduct in any one taxable year certain compensation in excess of $1 million paid to the Chief Executive Officer and the next four most highly compensated executive officers. One of the primary responsibilities of the Committee is to provide a compensation program that will attract, retain and reward executive talent necessary to maximize shareholder return. Nevertheless, to the extent that any cash compensation for any Named Executive Officer otherwise deductible for a particular tax year would not be deductible in that year because of the limitations of Section 162(m), the Committee has mandated that such compensation will be deferred until retirement; however, the Committee, at its sole discretion, may approve payment of nondeductible compensation from time to time if it determines circumstances warrant it. The Committee intends to continue to review and monitor its policy with respect to the deductibility of compensation.

        The following directors and members of the Human Resources Committee have furnished the foregoing report:

    Howard M. Dean, Chair
    Frank A. Bracken
    John F. Lehman
    Theodore M. Solso
    William P. Stiritz
    Stuart A. Taylor II

Shareholder Return Performance Presentation

        The line graph below compares the annual percentage change in Ball Corporation's cumulative total shareholder return on its Common Stock with the cumulative total return of the S&P Composite 500 Stock Index and The Dow Jones Containers & Packaging Index for the five-year period ending December 31, 2003.

Comparison of Five-Year Cumulative Total Return Among Ball Corporation Common,
The S&P Composite 500 Stock Index and The Dow Jones Containers & Packaging Index

Notes:	Assumes $100 invested on December 31, 1998. Total return assumes reinvestment of dividends. The Dow Jones Containers & Packaging Index total return weighted by market capitalization.

        The Dow Jones Containers & Packaging Index reflects Ball Corporation's performance against packaging businesses, the Corporation's principal industry group, and provides an appropriate indicator of cumulative total shareholder returns. Companies included in The Dow Jones Containers & Packaging Index, in addition to Ball Corporation, are: AptarGroup, Inc.; Bemis Company, Inc.; Chesapeake Corporation; Crown Holdings, Inc.; Owens-Illinois, Inc.; Packaging Corporation of America; Pactiv Corporation; Sealed Air Corporation; Smurfit-Stone Container Corporation; Sonoco Products Company; and Temple-Inland Inc.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Corporation's Board consists of nonemployee directors who are independent under the NYSE Listing Standards and SEC rules.

        Management is responsible for the Corporation's system of internal accounting controls over financial reporting, disclosure controls and procedures, and compliance with laws and regulations and applicable ethical business standards. The independent auditor is responsible for performing an audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon.

        The Committee's responsibility is to monitor and oversee the internal controls over financial reporting, disclosure controls and procedures and engaging and evaluating the independent auditor. Management has represented to the Committee that the financial statements for the Corporation for the year ended December 31, 2003, were prepared in accordance with generally accepted accounting principles and the Committee has reviewed and discussed those financial statements with management. The Committee has discussed with the independent auditor the matters required to be discussed by Statement of Auditing Standards, as amended, the draft Public Company Accounting Oversight Board Auditing Standards and the NYSE Listing Standards.

        The Corporation's independent auditor provided to the Committee the written disclosures and letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees ("ISBS No. 1"). The Committee has discussed with the independent auditor that firm's independence and that firm's internal quality control procedures, peer reviews, and the investigations or inquiries by governmental or professional authorities disclosed by the independent auditor.

        Based upon the Committee's review and discussion with management and the independent auditor, the representations of management and the disclosures and letter of the independent auditor (as required by ISBS No. 1) to the Committee, the Committee recommended to the Board that the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended December 31, 2003, be filed with the SEC.

        The foregoing report has been furnished by the following directors and members of the Audit Committee:

    William P. Stiritz, Chair
    Frank A. Bracken
    Jan Nicholson
    Stuart A. Taylor II

VOTING ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

        As disclosed in this Proxy Statement, during 2003, PricewaterhouseCoopers LLP rendered audit and non-audit services to the Corporation. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Shareholders and to be available to respond to appropriate questions and to make a statement if they so desire.

        The Board recommends that shareholders vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as the Corporation's independent auditor for 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        As a result of an administrative error, the Form 4 report regarding the restricted stock award for 6,000 shares to Mr. Theodore M. Solso on April 15, 2003, was not timely reported. The award was reported on a Form 4 filed on April 24, 2003. To the best of the Corporation's knowledge, all of the other filings for its executive officers and directors were made on a timely basis in 2003.

SOLICITATION AND OTHER MATTERS

        The Corporation will pay the cost of soliciting proxies. Georgeson Shareholder has been retained to assist in the solicitation of proxies for a fee of $6,000. In addition to solicitations by mail, proxies also may be solicited personally, by telephone or electronic means by some directors, officers and regular employees of the Corporation, without additional compensation, as well as by employees of Georgeson Shareholder. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of Common Stock.

        As of the date of this Proxy Statement, the Board of the Corporation has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. However, the persons named in the accompanying proxy card shall have authority to vote such proxy as to any other matters that do properly come before the meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

By Order of the Board of Directors
David A. Westerlund Corporate Secretary

March 22, 2004
Broomfield, Colorado

Annex I

Ball Corporation
Audit Committee Charter

I. Purpose

The primary purposes of the Audit Committee (the "Committee") are to assist the Board of Directors (the "Board") in fulfilling its responsibility with regard to management's conduct and the integrity of Ball Corporation's (the "Corporation") public financial reporting process, the Corporation's compliance with legal and regulatory requirements, the accounting policies and the system of internal control over financial reporting, disclosure controls and procedures, the performance of the Corporation's outside auditor and internal audit department, the outside auditor's qualifications and independence, preparation of the report required by the Securities and Exchange Commission ("SEC") proxy rules and carrying out the responsibilities required of Audit Committees by the New York Stock Exchange ("NYSE") and the SEC.

The Committee shall review the adequacy of this Charter on an annual basis.

II. Membership

The Committee shall be comprised of not less than three members of the Board. The Committee's composition will comply with the independence and experience requirements of the NYSE rules for serving on the Committee as determined in the business judgment of the Board. At least one member of the Committee will meet the requirements of and be designated as having accounting or related financial management expertise and an Audit Committee Financial Expert as required by the NYSE and the SEC, all as determined in the business judgment of the Board.

The members of the Committee and the Committee Chair shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified by the Board.

III. Responsibilities and Duties

The Committee's role is generally one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's consolidated financial statements and that the outside auditor is responsible for auditing or reviewing those financial statements and performing any required audit of internal control over financial reporting. In carrying out its responsibilities, the Committee and its members are not providing any expert or special assurance as to the Corporation's financial statements, internal control over financial reporting or any professional certification as to any auditor's work.

The following matters comprise the recurring activities of the Committee. The responsibilities and duties of a member of the Committee are in addition to those duties set out for a member of the Board.

1.
With regard to selection, evaluation, compensation and termination of the outside auditor, the Committee shall:

(a)
appoint the firm of independent outside auditors to act as the outside auditor for the Corporation and its subsidiaries for each fiscal year, subject to ratification as needed by the Board and shareholders;

(b)
evaluate the performance (including the performance of the engagement partner) and approve the compensation of the Corporation's outside auditor with regard to the annual audit and quarterly review of the Corporation's public financial statements and audit of internal control over financial reporting and present the Committee's conclusions and decisions annually to the Board;

(c)
request from the outside auditor annually, a report describing the firm's internal quality control procedures, any material issues raised by the most recent internal quality control review or peer review of the firm or by any inquiry or investigation by governmental or professional authorities within the preceding five years regarding any independent audits, interim financial statement reviews or audits of internal control over financial reporting carried out by the outside auditor and any steps taken to deal with any of the issues raised by the review, inquiry or investigation;

(d)
request from the outside auditor annually, a formal written statement delineating all relationships between the auditor and the Corporation consistent with Independence Standards Board Standard No. 1, discuss with the outside auditor any such disclosed relationships and their impact on the outside auditor's independence, if any, and, where circumstances warrant, take appropriate action in response to the outside auditor's report to satisfy itself of the outside auditor's independence or recommend to the Board that the Board take such action;

(e)
have the authority to terminate or otherwise sanction the outside auditor if circumstances warrant or recommend to the Board such action; and

(f)
approve in advance the audit, audit-related and non-audit services to be performed by the outside auditor and receive a report from management or the outside auditor annually regarding audit, audit related, tax and all other fees paid by the Corporation to the outside auditor for services rendered in the immediately preceding two fiscal years and consider whether the fees for non-audit or audit related services are compatible with maintaining the auditor's independence.

2.
With regard to the annual audit, interim reviews of the consolidated financial statements of the Corporation and the required attestation on management's report with regard to internal control over financial reporting, the Committee shall:

(a)
review an annual audit plan or plans for the audit and review of financial statements and audit of internal control over financial reporting of the Corporation's outside auditor, including the scope of audit and review activities, which management confirms they have reviewed with the outside auditor;

(b)
discuss with management and the outside auditor the audited consolidated financial statements which form the basis for those consolidated financial statements to be included in the Corporation's Form 10-K, management's assessment of the effectiveness of internal control over financial reporting and the audit by the outside auditor of such internal control, and discuss with management and the outside auditor the matters required to be communicated by Statement of Auditing Standards ("SAS"), the Public Company Accounting Oversight Board Auditing Standards ("PCAOB Standards") and the General Commentary to Section 303A.07(c)(A), (B) and (C) of the NYSE Listing Manual, as may be amended or supplemented;

(c)
discuss with management and the outside auditor the Corporation's unaudited interim consolidated financial statements which form the basis for those to be included in the Corporation's Quarterly reports on Form 10-Q including the review by the outside auditor in accordance with SAS and PCAOB Standards as may be amended or supplemented (The Chair of the Committee or a member of the Committee designated by the Chair may hold the discussion specified in 2(c).); and

(d)
review with the outside auditor any audit or review problems or difficulties and management's response.

3.
With regard to financial reporting practices, disclosure controls and procedures and internal control over financial reporting, the Committee shall:

(a)
inquire of management, the outside auditor and the director of internal audit as to the adequacy of internal control over financial reporting and disclosure controls and procedures;

(b)
discuss with management and the outside auditor the Corporation's disclosures in "Management's Discussions and Analysis of Financial Condition and Results of Operations" contained in the most recent 10-K or 10-Q periodic reports to the SEC;

(c)
discuss generally with management earnings press releases, including the type and presentation of information to be included, such as non-GAAP financial measures and financial information and earnings guidance, if any, provided to credit rating agencies, analysts and the public; and

(d)
receive an annual audit plan of the Corporation's internal audit department, including scope and periodic reports on the progress, results, and changes, if any, with regard to the plan during the fiscal year.

4.
With regard to other matters, the Committee shall:

(a)
oversee the Corporation's compliance with legal and regulatory requirements by inquiring of the Chair of the Corporate Compliance Committee, the General Counsel and senior executive officers regarding the company's ethical standards, utilization of the Corporation's hotline reporting system and the compliance by the company and its officers, employees and directors with the ethical standards and the law and meeting annually with the general counsel to review legal matters, including any matters that may have a material impact on the financial statements of the Corporation;

(b)
establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal control over financial reporting, auditing, ethical or legal compliance matters, including procedures for confidential, anonymous submission by employees of Ball or other interested parties of concerns regarding questionable accounting, auditing, ethical or legal compliance matters;

(c)
discuss with the Chief Financial Officer, Treasurer and senior executive management the guidelines and policies governing risk assessment and risk management of the Corporation;

(d)
set clear hiring policies for employees or former employees of the outside auditor;

(e)
receive from management or the outside auditor any information which must be delivered pursuant to Section 10A of the Securities Exchange Act of 1934;

(f)
review and approve the report regarding the Committee to be included in each annual proxy statement of the Corporation which includes the matters required by the SEC; and

(g)
perform such other functions within the purposes, responsibilities and duties of the Committee as may be directed by the Board.

5.
In the process of carrying out the duties and responsibilities, the Committee shall:

(a)
keep regular minutes of its meetings and report any actions taken to the Board at its next meeting;

(b)
have the authority to investigate any matters brought to its attention with full access to all the books, records, facilities and personnel of the Corporation;

(c)
have the authority to secure outside counsel, accountants or other experts with appropriate budgeting and funding from the Corporation to pay the advisors as determined by the Committee to assist the Committee in fulfilling its responsibilities and duties;

(d)
have the authority to provide for appropriate funding from the Corporation for payment of compensation to any outside auditor with regard to the annual audit of financial statements and internal control over financial reporting and quarterly review of the Corporation's interim financial statements;

(e)
have the authority to provide for appropriate funding for the payment of ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its responsibilities and duties;

(f)
meet separately, periodically with management, the engagement partner of the Corporation's outside audit firm and the director of internal audit;

(g)
resolve any disagreements between management and the outside auditor; and

(h)
report annually to the Board concerning the performance of the Committee and discuss any needed action items for the Committee.

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting audits and interim reviews, performing management's assessment of internal control over financial reporting, determining whether the Corporation's financial statements are complete and accurate and in accordance with generally accepted accounting principles or management's report on internal control over financial reporting is appropriate for attestation by the outside auditor. Similarly, it is not the Committee's responsibility to ensure that the Corporation complies with all laws and regulations or its policies, procedures and practices.

Annex II

Ball Corporation
Nominating/Corporate Governance
Committee Charter

I. Purpose

The primary purpose of the Nominating/Corporate Governance Committee (the "Committee") is to assist the Board of Directors (the "Board") of Ball Corporation (the "Corporation") in fulfilling its responsibility to identify qualified individuals to become Board members, recommend to the Board the selection of Board nominees for the next annual meeting of shareholders, and address the independence and effectiveness of the Board by advising and making recommendations on matters involving the organization and operation of the Board, corporate governance guidelines and directorship practices and overseeing the evaluation of the Board and its Committees.

II. Membership

The Committee shall be comprised entirely of independent directors as defined by the New York Stock Exchange (the "NYSE") for serving on the Committee as determined in the business judgment of the Board. The members of the Committee and the Committee Chair shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors are duly elected and qualified by the Board.

III. Responsibilities and Duties

The Committee's role is generally one of oversight and it recognizes that the Board is responsible for the selection of and initial approval of Board nominees and the conduct of the annual evaluation of Board performance. In carrying out its responsibilities the Committee and its members are not providing any expert or special assurance as to Director, committee or Board performance.

The following matters comprise the recurring activities of the Committee in carrying out its functions. The responsibilities and duties of a member of the Committee are in addition to his or her duties as a member of the Board.

1.
Identify and consider qualified candidates for Board membership consistent with policies and criteria approved by the Board, develop and maintain a list of candidates to fill vacancies on the Board and aid in attracting qualified individuals to the Corporation's Board. The Committee shall consider nominees for directorships submitted by shareholders.

2.
Recommend to the Board director candidates to fill vacancies occurring on the Board.

3.
Recommend to the Board annually a slate of director nominees to be elected by the shareholders at each annual meeting of the shareholders and recommend to the Board the inclusion of the slate in the Proxy Statement.

4.
Develop and recommend to the Board any needed policies and criteria for selection of new directors, as it deems necessary.

5.
Develop and recommend to the Board any needed policies and standards for ongoing service on the Board and its committees, as it deems necessary.

6.
Develop and recommend any changes in the size, composition, organization and operational structure of the Board and its standing or ad hoc committees, as it deems necessary.

7.
Develop and recommend to the Board a set of corporate governance guidelines applicable to the Corporation.

8.
Develop and recommend to the Board ethical standards and ethics and legal compliance requirements for Directors and executive officers of the Corporation.

9.
Develop, recommend and oversee a Board, Board committee and Director evaluation process.

10.
Budget for and hire experts as are deemed appropriate to advise the Committee in the performance of its duties, including the hiring of director search firms.

11.
Keep regular minutes of its meetings and report any actions taken to the Board at its next meeting.

12.
Review the adequacy of this Charter on an annual basis.

13.
Report annually to the Board concerning the performance of the Committee and discuss any needed action items for the Committee.

14.
Provide reports required of the Committee by the NYSE or Securities and Exchange Commission.

15.
Provide such other functions within the purposes, duties and responsibilities of the Committee as may be directed by the Board.

Annex III

Ball Corporation
Human Resources Committee Charter

I. Purpose

The primary purpose of the Human Resources Committee (the "Committee") is to assist the Board of Directors (the "Board") of Ball Corporation (the "Corporation") in fulfilling its responsibilities related to the evaluation of the Chief Executive Officer and Chairman of the Board (the "CEO") and the compensation for the position, overseeing the compensation of other executive officers, and to provide any report required of the Committee by the Securities and Exchange Commission ("SEC") or New York Stock Exchange ("NYSE"). It is not the intent of this Charter to preclude the discussion of CEO or other executive officer compensation as deemed appropriate by the Board.

II. Membership

The Committee shall be comprised of not fewer than three members of the Board. The Committee's composition will comply with the independence requirements of the NYSE for the Committee as determined in the business judgment of the Board.

The members of the Committee and the Committee Chair shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified by the Board.

III. Responsibilities and Duties

The Committee's role is generally one of oversight and it recognizes that management is responsible for designing and modifying salary ranges and grades, incentive compensation programs, compensation strategy and practices, performance evaluation systems, succession planning, and the conduct and funding of the various retirement plans of the Corporation. In carrying out its responsibilities the Committee and its members are not providing any expert or special assurance as to the matters identified in this Charter, exercising discretion, authority or control over the management, funding and assets of the retirement plans or any professional certifications as to any auditor's work on the retirement plans.

The Committee has the direct responsibility to review and approve the corporate goals and objectives relevant to the CEO's compensation and evaluate the performance of the CEO in light of these goals and objectives. The following matters comprise the recurring activities of the Committee in carrying out its functions. The responsibilities and duties of a member of the Committee are in addition to his or her duties as a member of the Board.

1.
Review and approve corporate goals and objectives relevant to the CEO, evaluate the performance of the CEO in light of the goals and objectives, either as a Committee or together with other independent directors as directed by the Board, determine and approve the CEO's compensation based on this evaluation, and determine the Corporation's policy with respect to the application of Internal Revenue Code Section 162(m).

2.
Approve the compensation of all other executive officers and other employees of the Corporation, as the Board may determine and direct from time to time.

3.
Approve the Corporation's schedule of salary ranges and grades for all salaried employees.

4.
Approve the Corporation's incentive compensation programs, including their design, participation basis and participation rates, as they apply to all executive officers and other employees of the Corporation as the Board may determine and direct from time to time.

5.
Approve and receive reports on the major benefit plans, plan changes, additions, terminations and discontinuations.

6.
Direct the administration of the Corporation's various stock equity plans and deferred compensation plans, in accordance with such plans.

7.
Designate from time to time those executive officers and other employees to whom stock option and/or restricted stock awards are to be granted and approve the number of shares to be optioned and/or granted from time to time to employees of the Corporation.

8.
Review periodically, as deemed necessary by the Committee, the compensation strategy and practices of the Corporation.

9.
Discuss with the CEO and chief human resources officer of the Corporation, as deemed necessary by the Committee, the performance evaluation systems and succession planning of the Corporation. In this connection the Committee shall discuss with the CEO the succession plan for the CEO.

10.
Review and report to the Board the status of the Corporation's compensation program for Directors of the Corporation. Any changes in Director compensation should come upon the recommendation of the Committee, but with final approval by the Board.

11.
In carrying out the responsibilities the Committee shall have the authority to budget for and hire experts, including executive compensation consultants, as are deemed appropriate to advise the Committee.

12.
Provide reports required of the Committee by the SEC or NYSE, including the annual report on executive compensation in the Corporation's Proxy Statement.

13.
Keep regular minutes of its meetings and report any actions taken to the Board at its next meeting.

14.
Review the adequacy of this Charter on an annual basis.

15.
Report annually to the Board concerning the performance of the Committee and discuss any needed action items for the Committee.

16.
Perform such other functions within the purposes, duties and responsibilities of the Committee as may be directed by the Board.

Annex IV

Ball Corporation
Finance Committee Charter

I. Purpose

The primary purpose of the Finance Committee (the "Committee") is to assist the Board of Directors (the "Board") of Ball Corporation (the "Corporation") in fulfilling its responsibility to oversee management's conduct of the financing of the Corporation, status of the Corporation's employee retirement plans and insurance policies and the Corporation's policies relating to interest rate, commodity and currency hedging.

II. Membership

The Committee shall be comprised of members of the Board with a majority consisting of non-management directors.

The members of the Committee and the Committee Chair shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified by the Board.

III. Responsibilities and Duties

The Committee's role is one of oversight and it recognizes that the Corporation's management is responsible for preparing and executing the financing plans of the Corporation, developing and implementing policies on hedging, deciding the type and level of insurance to purchase, if any, and the conduct and funding of the various employee retirement plans of the Corporation. In carrying out its oversight responsibilities the Committee and its members are not providing any expert or special assurance as to the matters identified in this Charter, exercising discretion, authority or control over the management, funding and assets of the retirement plans, or any professional certifications as to any auditor's work on the retirement plans.

The following matters comprise the recurring activities of the Committee in carrying out its oversight function. The responsibilities and duties of a member of the Committee are in addition to those duties set out for a member of the Board.

1.
Review and recommend for Board approval the annual financing plans of the Corporation.

2.
Receive periodic reports regarding the status of the Corporation's employee retirement plans.

3.
Receive periodic reports regarding the Corporation's continuing relationships with financial institutions and credit rating agencies.

4.
Review and recommend for Board approval any significant financing and credit arrangements requiring approval by the Board.

5.
Receive periodic reports from management concerning policies and practices related to interest rate, commodity and currency hedging activities, as deemed necessary by the Committee.

6.
Receive periodic reports from management concerning the insurance policies and practices of the Corporation, as deemed necessary by the Committee.

7.
Budget for and hire experts as are deemed appropriate to advise the Committee in the performance of its duties.

8.
Keep regular minutes of its meetings, and report any actions taken to the Board at its next meeting.

9.
Review the adequacy of this Charter on an annual basis.

10.
Report annually to the Board concerning the performance of the Committee and discuss any needed action items for the Committee.

11.
Provide reports required of the Committee by Securities and Exchange Commission and New York Stock Exchange, if any.

12.
Provide such other functions within the purposes, duties and responsibilities of the Committee as may be directed by the Board.

Ball Corporation

10 LONGS PEAK DRIVE
BROOMFIELD, COLORADO 80021-2510

BALL CORPORATION
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8059
EDISON, NJ 08818-8059

The EquiServe Vote by Telephone and Vote by Internet systems can be accessed
24-hours a day, seven days a week until 11:59 p.m. EST, April 27, 2004.

Your vote is important. Please vote immediately.

Vote-by-Internet			Vote-by-Telephone
		OR
1.	Log on to the Internet and go to http://www.eproxyvote.com/bll		1.	Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

FOLD AND DETACH HERE

☒	Please mark votes as in this example.	3101

This proxy, when properly executed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the election of directors and FOR Proposal 2.

        The Board of Directors recommends a vote FOR the election of directors and FOR Proposal 2.

1.	Election of Directors.	FOR ☐	WITHHOLD authority for all Nominees ☐	01 Hanno C. Fiedler 02 John F. Lehman 03 George A. Sissel 04 Erik H. van der Kaay
☐	For, except withhold vote from the above nominee(s):
2.	Proposal to ratify the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Corporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	At their discretion, the proxies are authorized to vote upon such other business as properly may come before the meeting or any adjournment thereof.
The Board of Directors recommends a vote "FOR" each of the proposals.
MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
MARK HERE IF YOU PLAN TO ATTEND THE MEETING	☐

Please sign exactly as your name(s) appear(s) on this card. When signing as attorney, executor, administrator, trustee, officer, partner or guardian, please give full title. If more than one trustee, all should sign.
Signature:	Date:	Signature:	Date:

BALL CORPORATION

Dear Shareholder:

We encourage you to vote your shares electronically this year either by telephone or via the Internet. This will eliminate the need to return your proxy card. You will need your proxy card and Social Security Number (where applicable) when voting your shares electronically.

PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

FOLD AND DETACH HERE

PROXY

BALL CORPORATION	PROXY/VOTING INSTRUCTION CARD

10 Longs Peak Drive, Broomfield, Colorado 80021-2510

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on April 28, 2004.

The undersigned hereby appoints Howard M. Dean, Jan Nicholson and Stuart A. Taylor II and each or any of them as Proxies, with full power of substitution, to vote all shares of Ball Corporation Common Stock entitled to be voted by the undersigned for the election of directors and on Proposal 2 referred to on the reverse side of this Proxy Card and described in the Proxy Statement, and on any other business as properly may come before the Annual Meeting of Shareholders on Wednesday, April 28, 2004, or any adjournment thereof.

This proxy will be voted as directed. If no direction is given, this proxy will be voted FOR items 1 and 2.

You are encouraged to specify your votes by marking the appropriate boxes on the reverse side.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE.

SEE REVERSE SIDE	(Continued and to be dated and signed on reverse side.)	SEE REVERSE SIDE

QuickLinks

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
VOTING ITEM 1—ELECTION OF DIRECTORS
DIRECTOR NOMINEES AND CONTINUING DIRECTORS
GOVERNANCE OF THE CORPORATION
CERTAIN COMMITTEES OF THE BOARD
BOARD MEETINGS AND ANNUAL MEETING
SHAREHOLDER PROPOSALS FOR 2005 ANNUAL MEETING
EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
VOTING ITEM 2—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SOLICITATION AND OTHER MATTERS
  Annex I
Ball Corporation Audit Committee Charter
  Annex II
Ball Corporation Nominating/Corporate Governance Committee Charter
  Annex III
Ball Corporation Human Resources Committee Charter
  Annex IV